UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event report) March 20, 2017

Speedemissions, Inc.
(Exact name of registrant as specified in its charter)

Florida
(State or other jurisdiction of incorporation)

000-49688	33-0961488
(Commission File Number)	(IRS Employer Identification No.)

1015 Tyrone Road, Suite 710, Tyrone, Georgia	30290
(Address of principal executive offices)	(Zip Code)

(770) 306-7667
(Registrant’s telephone number, including area code)

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On March 20, 2017, Speedy Operations, Inc., a subsidiary of Speedemissions, Inc. (the “Company”) entered into and closed an Asset Purchase Agreement (the “Purchase Agreement”) with Auto Recycling of Montgomery, Inc., an Alabama corporation (“ARM”), pursuant to which the Company agreed to purchase certain assets of ARM, including land, buildings, equipment and inventory previously used by ARM in an auto recycling operation which ceased operations in June of 2014.  The purchase price was $175,000 for the land and buildings and $90,000 for the equipment and inventory.  The Company entered into two separate note agreements with ARM to fund the purchase of the assets.  Terms of each note included an interest rate of ten percent, an amortization term of ten years and a seven year balloon payment.  Monthly payments for the $175,000 land and buildings note and for the $90,000 equipment and inventory note will be $2,313 and $1,189, respectively.  Using the acquired assets, the Company intends to create an auto recycling business operation, but expects it will take approximately 60 days to hire employees and put the necessary business systems in place before sales operations can commence.  Under the terms of the Purchase Agreement, payments on the notes will commence 120 days after the closing date of the Purchase Agreement.

This asset purchase represents the Company’s decision to establish an auto recycling business.  The Company intends to seek other acquisitions, subject to capital availability, and develop an auto recycling business segment in addition to the Company’s existing vehicle emissions testing business segment.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The Purchase Agreement is described in, and included as an exhibit to, this Current Report on Form 8-K to provide information regarding its terms and conditions, but it is not intended to provide any other factual information regarding the Company.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	EXHIBITS

Exhibit
Number	Description of Document

10.1	Asset Purchase Agreement with Auto Recycling of Montgomery, Inc., dated March 20, 2017

SIGNATURES

             Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 27, 2017	Speedemissions, Inc.,
a Florida corporation

/s/ Richard A. Parlontieri
By: Richard A. Parlontieri
Its: President, Chief Executive Officer